Exhibit 8.1

December 28, 2021

Crestwood Equity Partners LP

811 Main St., Suite 3400

Houston, Texas 77002

RE:    Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Oasis Midstream Partners LP (“Oasis Midstream”), a Delaware limited partnership, in connection with (i) the proposed merger (the “LP Merger”) of Project Falcon Merger Sub LLC (“Merger Sub”), a direct wholly owned subsidiary of Crestwood Equity Partners LP (“Crestwood”), a Delaware limited partnership, with and into Oasis Midstream, with Oasis Midstream surviving the LP Merger as a direct subsidiary of Crestwood, and the proposed merger (the “GP Merger” and, together with the LP Merger, the “Mergers”) of Project Phantom Merger Sub LLC (“GP Merger Sub”) with and into OMP GP LLC (“OMP GP”), with OMP GP surviving the GP Merger as a direct subsidiary of Crestwood, each as contemplated by the Agreement and Plan of Merger, dated as of October 25, 2021, by and among Oasis Midstream, Crestwood, Merger Sub, GP Merger Sub, OMP GP and Crestwood Equity GP LLC (the “Merger Agreement”), and (ii) the preparation of a Registration Statement on Form S-4 (File No. 333-261524) filed with the Securities and Exchange Commission by Crestwood relating to the LP Merger, including the consent statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”).

In rendering our opinion, we have examined and, with the consent of Oasis Midstream and Crestwood, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement and the consent statement/prospectus, (iii) the respective tax officer’s certificates of Oasis Midstream and Crestwood, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

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In addition, we have assumed, with the consent of Oasis Midstream and Crestwood, that, among other things:

1.

Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Mergers) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.

The Mergers will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, and the Mergers will be effective under the laws of the State of Delaware;

3.

All factual statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the effective time of the Mergers and throughout the subsequent periods specified in the Officer’s Certificates, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that make any such factual statements, descriptions, or representations untrue, incomplete or incorrect at the effective time of the Mergers or throughout the subsequent periods specified in the Officer’s Certificates;

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the effective time of the Mergers, in each case without such qualification; and

5.	The parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the LP Merger” and “Material U.S. Federal Income Tax Consequences of Crestwood Common Unit Ownership” constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the filing date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder, and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificates, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the LP Merger” and “Material U.S. Federal

Income Tax Consequences of Crestwood Common Unit Ownership”. We are opining herein only as to the U.S. federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the filing date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to, or relied upon by any other person, firm, or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including Oasis Midstream and Crestwood common unitholders.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Vinson & Elkins L.L.P.